UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2024

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

(484) 801-4670

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.001 per share	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger.

On December 29, 2024, Marinus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Immedica Pharma AB, a Swedish corporation (“Parent”), and Matador Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Purchaser”). A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The Company’s board of directors (the “Company Board”) has unanimously approved the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer (as defined below) and the Merger (as defined below).

Offer and Merger

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Parent will cause the Purchaser will commence a cash tender offer (the “Offer”) to acquire (subject to the Offer Conditions (as defined below)) all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), for $0.55 per share (such amount, as it may be adjusted in accordance with the Merger Agreement, the “Offer Price”), in cash, subject to any applicable withholding taxes and without interest. The Merger Agreement provides that the Purchaser will commence the Offer as promptly as practicable, but in no event more than seven (7) business days after the date of the Merger Agreement (such date, the “Offer Commencement Date”). The Offer is initially scheduled to expire at 12:00 midnight Eastern Time at the end of the day on the twentieth (20th) business day (determined as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) following the Offer Commencement Date, unless extended in accordance with the terms of the Merger Agreement. Following the completion of the Offer and subject to the absence of injunctions or other legal restraints preventing or making illegal the consummation of the transactions contemplated by the Merger Agreement, the Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Parent pursuant to the procedure provided for in the Merger Agreement and under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without any additional stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by the Purchaser of shares of Company Common Stock validly tendered and not withdrawn in the Offer.

At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock (excluding any shares held (i) immediately prior to the Effective Time by the Company, Parent, the Purchaser or any subsidiary of the foregoing and (ii) by any stockholders who are entitled to and who properly exercise appraisal rights under Section 262 of the DGCL) outstanding immediately prior to the Effective Time will be converted automatically into, and will thereafter represent only the right to receive, the Offer Price in cash, without any interest thereon and subject to any withholding of taxes in accordance with the Merger Agreement (the “Merger Consideration”).

The Merger is expected to close in the first quarter of 2025, subject to the satisfaction of the conditions set forth in the Merger Agreement.

Treatment of Outstanding Equity Awards

Immediately prior to the Effective Time, by virtue of, and as a condition to, the Merger and without any action on the part of any holder thereof:

•	Each option to purchase shares of Company Common Stock (each, a “Company Option”) granted pursuant to an inducement award, the Company’s 2014 Equity Incentive Plan, as amended, or the Company’s 2024 Equity Incentive Plan (each, a “Company Equity Plan” and together, the “Company Equity Plans”) that is then outstanding and unexercised, will, to the extent unvested or otherwise not exercisable, become fully vested and immediately exercisable. At the Effective Time, each Company Option that is then outstanding and unexercised will be terminated in exchange for the right to receive a cash payment, without interest and subject to deduction for any required withholding tax, equal to the excess (if any) of: (i) an amount equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock into which such Company Option would have been exercisable; over (ii) the aggregate exercise price of such Company Option (provided, however, that if such aggregate exercise price exceeds the amount described in clause (i) above, then such Company Option will be terminated at the Effective Time and the holder thereof will not be entitled to any payment in respect thereof); and

•	Each restricted stock unit granted pursuant to an inducement award or the Company Equity Plans (each, a “Company RSU”) that is then outstanding but not then vested will become immediately vested in full. At the Effective Time, each Company RSU that is then outstanding will be terminated in exchange for the right to receive a cash payment, without interest and subject to deduction for any required withholding tax, equal to the product of: (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock underlying such Company RSU immediately prior to the Effective Time.

Treatment of Outstanding Pre-Funded Warrants

Each Company Pre-Funded Warrant (as defined in the Merger Agreement) that is outstanding immediately prior to the Effective Time will be deemed exercised in full as a “cashless exercise” effective upon the Effective Time, in accordance with the terms of such Company Pre-Funded Warrant. The holder of each Company Pre-Funded Warrant will be entitled to receive a cash payment, without interest and subject to deduction for any required withholding taxes, equal to the product of: (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock deemed to be issuable upon exercise in full of such Company Pre-Funded Warrant as a “cashless exercise,” calculated in accordance with and subject to the terms and conditions of the applicable Company Pre-Funded Warrant.

Conditions to the Offer

The Purchaser’s obligation to accept for payment shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including that (a) the number of shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer, when considered together with all other shares of Company Common Stock (if any) otherwise owned by Parent or any of its wholly owned subsidiaries (including the Purchaser) would represent at least one share of Company Common Stock more than 50% of the total number of shares of Company Common Stock issued and outstanding at the time of the expiration of the Offer and (b) other customary conditions set forth in Annex I of the Merger Agreement have been satisfied (collectively, the “Offer Conditions”). The consummation of the Offer is not subject to any financing condition.

Representations, Warranties and Covenants; Non-Solicitation

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and the Purchaser. These covenants include an obligation of the Company, subject to certain exceptions, to conduct its business in all material respects in the ordinary course of business consistent with best practice. The Company has also agreed to certain other operating covenants, as set forth in the Merger Agreement.

The Merger Agreement also contains a “no shop” provision that, in general, restricts the Company’s ability to solicit third-party acquisition proposals or provide information to, or engage in discussions or negotiations with, third parties that have made or that could reasonably be expected to make an acquisition proposal. The no shop provision is subject to a “fiduciary out” provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited third-party acquisition proposals that would reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement) and, subject to compliance with certain obligations, to terminate the Merger Agreement and accept a Superior Offer upon payment to Parent of the Termination Fee (as defined below).

Termination; Termination Fees

The Merger Agreement includes customary termination provisions for both the Company and Parent including, among others, for failure to consummate the Offer on or before April 30, 2025 and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept a Superior Offer, the Company will be required to pay a fee equal to $1,292,345.00 million (the “Termination Fee”).

Tender Agreements

On December 29, 2024, in connection with the entry into the Merger Agreement, the directors and certain executive officers of the Company (the “Supporting Stockholders”) entered into Tender Agreements with the Purchaser (the “Tender Agreements”). Under the terms of the Tender Agreements, each Supporting Stockholder has agreed, among other things, to tender, pursuant to the Offer, their shares of Company Common Stock in the Offer and, subject to certain exceptions, not to transfer any of the shares of Company Common Stock.

As of December 29, 2024 and assuming full acceleration of Company Options and RSUs, the Supporting Stockholders beneficially owned an aggregate of approximately 5.61% of the outstanding shares of Company Common Stock. The Tender Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing descriptions of the Merger Agreement and the Tender Agreements, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the form of Tender Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, to this Current Report and incorporated herein by reference.

The Merger Agreement, the Tender Agreements and the above descriptions thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement and the Tender Agreements. They are not intended to provide any other factual information about the Company, Parent or the Purchaser. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.02.	Compensatory Arrangements of Certain Officers.

On December 29, 2024, in connection with the entry into the Merger Agreement, the Company Board approved a special one-time cash bonus in the amount of $100,000 for the Company’s Chief Executive Officer, Scott Braunstein, payable and contingent upon the closing of the Merger.

Item 7.01	Regulation FD Disclosure.

On December 30, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is filed as Exhibit 99.2 to this Current Report and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

The tender offer for the outstanding common stock of the Company referenced in this Current Report has not yet commenced. This Current Report is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company, nor is it a substitute for the tender offer materials that the Company, Parent or the Purchaser will file with the SEC upon commencement of the tender offer. The solicitation and offer to buy the shares of the Company Common Stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Parent and the Purchaser intend to file with the SEC. At the time the tender offer is commenced, Parent and the Purchaser will file a Tender Offer Statement on Schedule TO and related materials, including an offer to purchase, a letter of transmittal and other offer documents with the SEC, and thereafter the Company will file a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The Company, Parent and the Purchaser intend to mail these documents to the stockholders of the Company. The Company’s stockholders and other investors are urged to read carefully the tender offer materials (including an Offer to Purchase, a related letter of transmittal and certain other tender offer documents) and the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9, and any amendments or supplements thereto, when they become available because they will contain important information that holders of the Company’s securities and other investors should consider before making any decision with respect to the tender offer. The Offer to Purchase, the related letter of transmittal, and certain other tender offer documents, as well as the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9, will be made available to all stockholders of the Company at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at ir.marinuspharma.com/investors/ or by contacting the Company’s investor relations by email at investors@marinuspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains certain forward-looking statements, including, but not limited to, statements regarding the potential benefits of the proposed transaction and the timing of the closing of the proposed transaction; approvals relating to the transaction; the ability to complete the transaction, including the parties’ ability to satisfy the various offer and closing conditions; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; and any assumptions underlying any of the foregoing. These forward-looking statements generally are identified by the words “believe,” “can,” “could,” “seek,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “might,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, many of which are outside of the Company’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report, including, but not limited to: uncertainties as to the timing of the Offer and Merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that various offer and/or closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay the Termination Fee; the possibility that competing offers will be made; the effect of the announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk of litigation and/or regulatory actions related to the proposed acquisition, including the risk that such litigation or actions may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed acquisition may not be realized or may take longer to realize than expected; risks related to any cost reduction or restructuring measures; the successful integration of the Company into Parent subsequent to the closing of the transaction and the timing of such integration; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including the Company’s current Annual Report on Form 10-K on file with the SEC, the Company’s subsequent Quarterly Reports on Form 10-Q on file with the SEC, as well as the Schedule 14D-9 to be filed by the Company and the tender offer documents to be filed by Parent and the Purchaser. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 5, 2024, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 8, 2024, August 13, 2024 and November 12, 2024, respectively, and in the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Investors are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company does not give any assurance that the Company will achieve its expectations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of December 29, 2024, by and among Marinus Pharmaceuticals, Inc., Immedica Pharma AB and Matador Subsidiary, Inc.
99.1	Form of Tender Agreement.
99.2	Joint Press Release of Marinus Pharmaceuticals, Inc. and Immedica Pharma AB, dated December 30, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marinus Pharmaceuticals, Inc.

Date:	December 30, 2024	By:	/s/ Steven Pfanstiel
		Name:	Steven Pfanstiel
		Title:	Chief Operating Officer, Chief Financial Officer and Treasurer